                         NOTICE OF GUARANTEED DELIVERY

                                      for

                        Tender of Shares of Common Stock

                                       of

                            THE C.R. GIBSON COMPANY

     This Notice of Guaranteed Delivery, or one substantially in form equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of common stock, $0.10 par value per share (the "Shares"), of The C.R. Gibson Company, a Delaware corporation (the "Company"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand or facsimile transmission, or mail to the Depositary. See Section 3 of the Offer to Purchase, dated September 19, 1995 (the "Offer to Purchase"). The method of delivery is at the option and risk of the tendering stockholders.

                        THE DEPOSITARY FOR THE OFFER IS:

                                     TRUST COMPANY BANK
          By Hand:                 By Overnight Courier:                  By Mail:
     58 Edgewood Avenue              58 Edgewood Avenue                P.O. Box 4625
       Room 225 Annex                  Room 225 Annex              Atlanta, Georgia 30302
   Atlanta, Georgia 30303          Atlanta, Georgia 30303
                                       By Facsimile:
                                       (404) 332-3875
                                       (404) 332-3966
                                   Confirm By Telephone:
                                       (800) 568-3476

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUMENTS VIA A FACSIMILE, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

     Ladies and Gentlemen:

     The undersigned hereby tenders to Nelson Acquisition Corp., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, Shares of the Company, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares:                                SIGN HERE
                 ---------------------------
Certificate No(s) (if available):                Name(s) of Record Holder(s):

--------------------------------------------     ------------------------------------------

--------------------------------------------     ------------------------------------------
                                                              (Please Print)
If Securities will be tendered by book-entry
transfer:                                        Address:
         -----------------------------------             ----------------------------------

                                                 ------------------------------------------
                                                                                 (Zip Code)
Name of Tendering Institution(s)                 Area Code and Telephone No.

--------------------------------------------     ------------------------------------------

Account No.:                              at
            ------------------------------       ------------------------------------------

/ /  The Depository Trust Company                Signature(s):
/ /  Midwest Securities Trust Company                         -----------------------------
/ /  Philadelphia Depository Trust Company
                                                 ------------------------------------------

                                  GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees the delivery to the Depositary of the Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile(s) thereof) and any other required documents, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares, all within three American Stock Exchange trading days of the date hereof.

Name of Firm:                                    Title:
             -----------------------------             ------------------------------------

                                                 Name:
------------------------------------------            -------------------------------------
           (Authorized Signature)                            (Please print or Type)


Address:                                         Area Code and Telephone No.:
        ----------------------------------                                   --------------

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY -- CERTIFICATES SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL
Dated:                       , 1995
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